EXHIBIT 99.1

Pamrapo Bancorp Reports Fourth Quarter Results

BAYONNE, NJ—(MARKET WIRE)—Jan 31, 2006 — Pamrapo Bancorp, Inc. (NasdaqNM:PBCI - News) today reported net income for the fourth quarter and full year ended December 31, 2005.

Net income for the fourth quarter of 2005 amounted to $1.951 million, or $.39 cents per share, as compared with $1.941 million, or $.39 cents per share in the fourth quarter of 2004.

Net income for the year ended December 31, 2005 amounted to $7.964 million, or $1.60 cents per share, as compared with $7.944 million, or $1.60 cents per share for the year ended December 31, 2004.

Pamrapo’s book value per share at December 31, 2005 was $11.78.

Pamrapo Bancorp is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates ten branch offices in Bayonne, Fort Lee, Hoboken, and Monroe, New Jersey.

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In Thousands)

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Cash and amounts due from depository institutions	$4,409	$5,020
Interest-bearing deposits in other banks	4,161	9,579

Total cash and cash equivalents	8,570	14,599

Securities available for sale	3,321	3,639
Investment securities held to maturity	10,287	9,309
Mortgage-backed securities held to maturity	167,009	200,077
Loans receivable	438,250	395,800
Premises and equipment	3,856	4,018
Federal Home Loan Bank stock, at cost	5,954	5,152
Interest receivable	2,809	2,703
Other assets	6,030	4,602

Total assets	$646,086	$639,899

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$474,003	$489,350
Advances from Federal Home Loan Bank of New York	106,400	89,000
Other borrowed money	47	83
Advance payments by borrowers for taxes and insurance	3,688	3,337
Other liabilities	3,332	3,014

Total liabilities	587,470	584,784

Stockholders’ equity:
Preferred stock; authorized 3,000,000 shares; issued and outstanding-none	—	—
Common Stock; par value $.01; authorized 25,000,000 shares; 6,900,000 shares issued; 4,975,542 and 4,974,913 shares, respectively, outstanding	69	69
Paid-in capital in excess of par value	19,158	19,042
Retained earnings-substantially restricted	61,972	58,387
Accumulated other comprehensive income - Unrealized gain on securities available for sale	285	315
Treasury stock, at cost;
1,924,458 and 1,925,087 shares, respectively	(22,868)	(22,698)

Total stockholders’ equity	58,616	55,115

Total liabilities and stockholders’ equity	$646,086	$639,899

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Interest income:
Loans	$6,855	$6,326	$26,616	$24,861
Mortgage-backed securities	2,008	2,467	8,667	10,091
Investments and other interest-earning assets	326	272	1,234	1,031

Total interest income	9,189	9,065	36,517	35,983

Interest expense:
Deposits	2,318	2,064	8,735	8,122
Advances and other borrowed money	1,080	841	3,695	3,270

Total interest expense	3,398	2,905	12,430	11,392

Net interest income	5,791	6,160	24,087	24,591
Provision for loan losses	5	52	110	82

Net interest income after provision for loan losses	5,786	6,108	23,977	24,509

Non-interest income:
Fees and service charges	317	324	1,284	1,295
Gain on sale of investment in real estate	—	170	—	170
Gain on sale of investments	100	—	100	—
Miscellaneous	221	283	1,157	1,134

Total non-interest income	638	777	2,541	2,599

Non-interest expenses:
Salaries and employee benefits	1,823	1,983	7,689	7,701
Net occupancy expense of premises	283	262	1,119	1,002
Equipment	377	403	1,312	1,341
Advertising	50	97	219	219
Federal Insurance Premium	16	18	67	73
Miscellaneous	750	842	3,137	3,456

Total non-interest expenses	3,299	3,605	13,543	13,792

Income before income taxes	3,125	3,280	12,975	13,316
Income taxes	1,174	1,339	5,011	5,372

Net income	$1,951	$1,941	$7,964	$7,944

Net income per common shares:
Basic	$0.39	$0.39	$1.60	$1.60
Diluted	$0.39	$0.39	$1.60	$1.59

Dividends per common share	$0.22	$0.21	$0.88	$0.84

Weighted average number of common shares and common stock equivalents outstanding:
Basic	4,975	4,975	4,975	4,975
Diluted	4,985	4,991	4,987	4,995

Contact:

CONTACT:

Robert A. Hughes, CPA

Investor Relations

201-339-4600